UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 14, 2018

Workday, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35680	20-2480422
(Commission File Number)	(IRS Employer Identification No.)

6230 Stoneridge Mall Road, Pleasanton, California	94588
(Address of Principal Executive Offices)	(Zip Code)

(925) 951-9000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective February 14, 2018, the Board of Directors (the “Board”) of Workday, Inc. (“Workday”) elected Carl M. Eschenbach as a Class I director of Workday, to serve until the 2019 annual meeting of stockholders or until his successor is duly elected. Mr. Eschenbach has been a general partner at Sequoia Capital Operations, LLC, a venture capital firm, since April 2016. Prior to joining Sequoia Capital Operations, LLC, Mr. Eschenbach spent 14 years at VMware, Inc., a global virtual infrastructure software provider, most recently as its President and Chief Operating Officer, a role he held from December 2012 to March 2016. Mr. Eschenbach served as VMware’s Co-President and Chief Operating Officer from April 2012 to December 2012, as Co-President, Customer Operations from January 2011 to April 2012, and as Executive Vice President of Worldwide Field Operations from May 2005 to January 2011. Prior to joining VMware in 2002, Mr. Eschenbach held various sales management positions with Inktomi, 3Com Corporation, Lucent Technologies Inc. and EMC. Mr. Eschenbach is also a member of the board of directors of Palo Alto Networks, Inc., where he has served since May 2013, as well as a director of several private companies. Mr. Eschenbach received an Electronics Technician diploma from DeVry University. Mr. Eschenbach brings to our Board over 30 years of operational and sales experience in the technology industry and deep knowledge of high-growth companies.

In connection with his appointment to the Workday Board, Mr. Eschenbach will receive restricted stock units (“RSUs”) in the amount of $100,000, representing a prorated portion of Workday’s 2017-2018 annual Board compensation. These RSUs will vest in full on May 15, 2018. In addition, subject to approval by Workday’s stockholders of a proposal to impose a limit on the value of initial grants to non-employee directors at the 2018 annual meeting of stockholders, Mr. Eschenbach will receive a one-time grant of RSUs in the amount of $1,000,000, one-fourth of which will vest on February 15, 2019 and the balance of which will vest in equal quarterly installments over the following twelve quarters, assuming continuous service through the applicable vesting dates. Mr. Eschenbach has entered into Workday’s customary indemnification agreement for its directors. Mr. Eschenbach has been named to serve on the Investment Committee of the Board. There are no arrangements or understandings between Mr. Eschenbach and any other persons pursuant to which he was elected as a director. There are no transactions between Mr. Eschenbach and Workday that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2018	WORKDAY, INC.

	By:	/s/ James P. Shaughnessy
	Name:	James P. Shaughnessy
	Title:	Senior Vice President, General Counsel and Secretary